UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2006

JACLYN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5863	22-1432053
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

635 59thStreet
West New York, New Jersey	07093

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (201) 868-9400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On September 22, 2006, Jaclyn, Inc. (the “Company”) entered into a Third Amendment to Revolving Loan Agreement, Promissory Note and Other Loan Documents (the “Amendment”) with TD Banknorth, N.A., successor by merger to Hudson United Bank (the “Lender”). The Amendment modified the Revolving Loan Agreement (as amended to date, the “Loan Agreement”) between the Company and the Lender and certain other loan documents to, among other things: (a) extend the maturity date of the Loan Agreement until December 31, 2008, (b) increase from $40,000,000 to $50,000,000 the maximum aggregate amount of revolving loans that may be made to, and letters of credit that may be issued for the benefit of, the Company by the Lender under the Loan Agreement, (c) increase from $25,000,000 to $30,000,000 the maximum amount of revolving loans that may be made to the Company by the Lender under the Loan Agreement, and (d) increase the maximum seasonal overadvance line under the Loan Agreement from $8,000,000 to $12,000,000.

        The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment and to the Second Restated Secured Revolving Note of the Company, copies of which is attached to this Report on Form 8-K as Exhibits 10.01 and 10.02, respectively, and which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

       (a)        Financial Statements of Businesses Acquired. Not Applicable.

       (b)        Pro Forma Financial Information. Not Applicable.

       (c)        Exhibits.

Exhibit No.	Description

10.01	Third Amendment to Revolving Loan Agreement, Promissory Note and Other Loan Documents dated September 22, 2006 between the Company and the Lender and

10.02	Second Restated Secured Revolving Note of the Company dated September 22, 2006.

SIGNATURES

        Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2006	JACLYN, INC.
By: /s/ Anthony Christon Anthony Christon, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.01	Third Amendment to Revolving Loan Agreement, Promissory Note and Other Loan Documents dated September 22, 2006 between the Company and the Lender and

10.02	Second Restated Secured Revolving Note of the Company dated September 22, 2006.